Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4) and related Prospectus of TOTVS S.A. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated May 15, 2020, with respect to the consolidated financial statements of Linx S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG Auditores Independentes S.S.

São Paulo, Brazil

October 13, 2020